EXHIBIT I

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: October 5, 2020

CENTERBRIDGE CREDIT PARTNERS MASTER, L.P.

By:	Centerbridge Credit Partners Offshore General Partner, L.P., its general partner
By:	Centerbridge Credit Cayman GP, Ltd., its general partner
By:	Centerbridge Credit Offshore GP Investors, L.L.C., its director

/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

CENTERBRIDGE CREDIT PARTNERS OFFSHORE GENERAL PARTNER, L.P.

By:	Centerbridge Credit Cayman GP, Ltd., its general partner
By:	Centerbridge Credit Offshore GP Investors, L.L.C., its director

/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

CENTERBRIDGE CREDIT CAYMAN GP LTD.

By:	Centerbridge Credit Offshore GP Investors, L.L.C., its director

/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

CENTERBRIDGE CREDIT OFFSHORE GP
INVESTORS, L.L.C.

/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

CENTERBRIDGE SPECIAL CREDIT PARTNERS III-FLEX, L.P.

By:	Centerbridge Special Credit Partners General Partner III, L.P., its general partner
By:	CSCP III Cayman GP Ltd, its general partner

/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

CENTERBRIDGE SPECIAL CREDIT PARTNERS GENERAL PARTNER III, L.P.

By:	CSCP III Cayman GP Ltd, its general partner

/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

CSCP III CAYMAN GP LTD.

/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

MARK T. GALLOGLY

/s/ Mark T. Gallogly

JEFFREY H. ARONSON

/s/ Jeffrey H. Aronson

Schedule 13D

Schedule I

GENERAL PARTNERS, CONTROL PERSONS, DIRECTORS AND EXECUTIVE OFFICERS OF

CERTAIN REPORTING PERSONS

The following sets forth the name, position, address, principal occupation and citizenship of each general partner, control person, director and/or executive officer of the applicable Reporting Persons (the “Instruction C Persons”). To the best of the Reporting Persons’ knowledge, (i) none of the Instruction C Persons during the last five years has been convicted in a criminal proceeding (excluding traffic violations or other similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws and (ii) none of the Instruction C Persons owns any Shares or is party to any contract or agreement as would require disclosure in this Schedule 13D.

REPORTING PERSON: Centerbridge Credit Cayman GP, Ltd. (“Credit Cayman GP”)

Centerbridge Credit GP Investors, L.L.C (“Credit GP Investors”) serves as the director of Credit Cayman GP. Its business address is 375 Park Avenue, 12th Floor, New York, New York 10152. Its principal occupation is to serve as director of Credit Cayman GP. Credit GP Investors is a Delaware limited liability company.

Mr. Gallogly and Mr. Aronson serve as managing members of Credit GP Investors. Mr. Gallogly and Mr. Aronson are Reporting Persons.

REPORTING PERSON: Centerbridge Special Credit Partners General Partner III, L.P. (“Special Credit III GP”)

CSCP III Cayman GP Ltd. (“CSCP III Cayman GP”) serves as the general partner of Special Credit III GP. Its business address is 375 Park Avenue, 12th Floor, New York, New York 10152. Its principal occupation is to serve as the general partner of Special Credit III GP. CSCP III Cayman GP is a Cayman Islands exempted company.

Mr. Gallogly and Mr. Aronson serve as directors of CSCP III Cayman GP. Mr. Gallogly and Mr. Aronson are Reporting Persons.